Exhibit 99.5

To: Perry J. Hindin, Esq.
Special Counsel
Division of Corporation Finance
Securities and Exchange Commission
100 F Street, N.E.
Mail Stop 6010
Washington, DC 20549

Re:	Negevtech Ltd.
Registration Statement on Form F-4 filed March 28, 2008
File No. 333-149936

We hereby agree to furnish supplementally to the Securities and Exchange Commission upon request a copy of any omitted schedule or exhibit to the Agreement and Plan of Merger dated March 6, 2008.

NEGEVTECH LTD. By: /s/ Dr. Rivka Sherman —————————————— Dr. Rivka Sherman President & Chief Executive Officer